News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

Aug. 3, 2017

Duke Energy reports second quarter 2017 financial results

▪
Second quarter 2017 GAAP reported diluted earnings per share (EPS) was $0.98 compared to $0.74 in 2016; adjusted diluted EPS was $1.01 for the second quarter of 2017 compared to $1.07 for the second quarter of 2016

▪	Company continues to execute on growth strategy, including advancing public policy solutions and enabling timely investment recovery

▪	Company remains on track to achieve its 2017 adjusted diluted earnings guidance range of $4.50 to $4.70 per share
CHARLOTTE, N.C. - Duke Energy today announced second quarter 2017 reported diluted EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $0.98, compared to $0.74 for the second quarter of 2016. Duke Energy's second quarter 2017 adjusted diluted EPS was $1.01, compared to $1.07 for the second quarter of 2016.
Adjusted diluted EPS excludes the impact of certain items included in GAAP reported diluted EPS. Amounts excluded from adjusted diluted EPS are primarily costs to achieve the Piedmont Natural Gas merger and a prior year impairment charge related to International Energy, which was sold in December 2016.
Adjusted diluted EPS for the second quarter of 2017 was lower than the prior year, primarily due to the absence of earnings from International Energy, less favorable weather, and higher income tax expense primarily due to a prior year favorable tax resolution. Partially offsetting these drivers were higher retail revenues from increased pricing and riders and stronger retail volumes at Electric Utilities and Infrastructure.
Based upon the results through the second quarter, the company remains on track to achieve its 2017 adjusted diluted earnings guidance range of $4.50 to $4.70 per share.
“We continue to execute our company’s strategy to build a smarter energy future as we invest in infrastructure our customers value and deliver sustainable growth,” said Lynn Good, Duke Energy chairman, president and CEO. “Our second quarter results reflect strong execution across our businesses, and we remain on track to deliver within our full-year guidance range for 2017.

“Advancing public policy solutions to enable our strategy remains a priority. Late last month, House Bill 589, Competitive Energy Solutions for North Carolina, became law. The act outlines a thoughtful, market-driven approach to renewable energy. It is consistent with our

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commitment to deliver reliable, affordable and cleaner energy to our customers and provide timely investment recovery for our investors.”
Business segment results
In addition to the following summary of second quarter 2017 business segment performance, comprehensive tables with detailed earnings per share drivers for the quarter and the year-to-date, compared to prior year, are provided on pages 18 and 19.
The discussion below of the second quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables on pages 8 through 11 present a reconciliation of GAAP reported results to adjusted results.
Due to the Piedmont acquisition and the sale of International Energy in the fourth quarter of 2016, Duke Energy's segment structure has been realigned to include the following segments: Electric Utilities and Infrastructure, Gas Utilities and Infrastructure and Commercial Renewables. The remainder of Duke Energy’s operations is presented as Other. Other now includes the results of National Methanol Company (NMC), previously included in the International Energy segment. Prior periods have been recast to conform to the current segment structure.
Electric Utilities and Infrastructure
On a reported and adjusted basis, Electric Utilities and Infrastructure recognized second quarter 2017 segment income of $729 million, compared to $704 million in the second quarter of 2016, an increase of $0.03 per share, excluding share dilution of $0.01 per share.
Higher quarterly results at Electric Utilities and Infrastructure were primarily driven by increased pricing and riders (+$0.05 per share) and higher retail volumes (+$0.03 per share). These favorable drivers were partially offset by less favorable weather (-$0.05 per share).
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized second quarter segment income of $27 million, compared to $16 million in the second quarter of 2016, an increase of $0.02 per share.
Higher quarterly results at Gas Utilities and Infrastructure were driven by higher earnings from midstream pipeline investments (+$0.02 per share).
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized second quarter 2017 segment income of $26 million, compared to $11 million in the second quarter of 2016, an increase of $0.02 per share.
Higher earnings from improved wind resources and new projects brought on-line in late 2016 (+$0.03 per share) were partially offset by lower solar investment tax credits (ITCs) in the current year (-$0.01 per share).

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Other
Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, and other investments including NMC, an equity method investment.
On a reported basis, Other recognized second quarter 2017 net expense of $94 million, compared to net expense of $107 million in the second quarter of 2016. In addition to the drivers outlined below, quarterly results were impacted by lower costs to achieve the Piedmont merger. These charges were treated as special items and therefore excluded from adjusted earnings.
On an adjusted basis, Other recognized second quarter 2017 adjusted net expense of $75 million, compared to adjusted net expense of $23 million in the second quarter of 2016, a decrease of $0.07 per share. Lower quarterly results at Other were driven by higher income tax expense primarily due to a prior year favorable tax resolution (-$0.05 per share), and higher interest expense at the holding company, primarily resulting from the Piedmont Natural Gas acquisition financing (‑$0.03 per share).
Duke Energy's consolidated reported effective tax rate for the second quarter of 2017 was 32.1 percent, compared to 28.8 percent in the second quarter of 2016. The consolidated adjusted effective tax rate for second quarter 2017 was 32.3 percent, compared to 31.4 percent in 2016. Adjusted effective tax rate is a non-GAAP financial measure. The tables on page 12 present a reconciliation of the GAAP reported effective tax rate to the adjusted effective tax rate.
Discontinued Operations
Duke Energy's second quarter 2016 Loss from Discontinued Operations included an impairment charge related to certain assets in Central America, partially offset by the operating results of the International Disposal Group. The operating results of $31 million were included in adjusted earnings.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss the second quarter 2017 financial results and other business and financial updates.
The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors' section (http://www.Duke-Energy.com/investors/) of Duke Energy’s website or by dialing 877-856-1958 in the United States or 719-325-4776 outside the United States. The confirmation code is 7921662. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available until 1 p.m. ET, Aug. 13, 2017, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 7921662. An audio replay and transcript will also be available by accessing the investors' section of the company’s website.

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Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for second quarter 2017 and 2016 financial results:

(In millions, except per-share amounts)	After-Tax Amount	2Q 2017 EPS	2Q 2016 EPS
Diluted EPS, as reported		$0.98	$0.74
Adjustments to reported EPS:
Second Quarter 2017
Costs to achieve Piedmont merger	$19	0.03
Second Quarter 2016
Costs to achieve mergers	69		0.10
Cost savings initiatives	15		0.02
Discontinued operations(a)	146		0.21
Total adjustments		$0.03	$0.33
Diluted EPS, adjusted		$1.01	$1.07

(a)
Includes an after-tax impairment charge of $145 million related to certain assets in Central America that were sold in 2016. Represents GAAP reported Loss from Discontinued Operations less the International Disposal Group operating results, which are included in adjusted earnings.

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings and adjusted diluted EPS.
Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy, adjusted for the dollar and per share impact of special items. As discussed below, special items represent certain charges and credits which management believes are not indicative of Duke Energy's ongoing performance. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation (GAAP Reported Earnings) and Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP Reported EPS), respectively.
Special items included in the periods presented include the following items which management believes do not reflect ongoing costs:

•	Costs to achieve mergers represent charges that result from strategic acquisitions.

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•
Cost savings initiatives represent severance charges related to company-wide initiatives, excluding merger integration, to standardize processes and systems, leverage technology and workforce optimization.

Adjusted earnings also include operating results of the International Disposal Group, which have been classified as discontinued operations. Management believes inclusion of the operating results of the Disposal Group within adjusted earnings and adjusted diluted EPS results in a better reflection of Duke Energy's financial performance during the period.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders, or asset impairments).
Management evaluates segment performance based on segment income and other net expense. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net expense is segment income and other net expense.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net expense and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Headquartered in Charlotte, N.C., Duke Energy is one of the largest energy holding companies in the United States. Its Electric Utilities and Infrastructure business unit serves approximately 7.5 million customers located in six states in the Southeast and Midwest. The company’s Gas Utilities and Infrastructure business unit distributes natural gas to approximately 1.6 million customers in the Carolinas, Ohio, Kentucky and Tennessee. Its Commercial Renewables business unit operates a growing renewable energy portfolio across the United States.
Duke Energy is a Fortune 125 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies; federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy's service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs; advancements in technology; additional competition in electric and gas markets and continued industry consolidation; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the ability to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business; operational

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interruptions to our gas distribution and transmission activities; the availability of adequate interstate pipeline transportation capacity and natural gas supply; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third party service providers; the timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; the credit ratings may be different from what the company and its subsidiaries expect; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; substantial revision to the U.S. tax code, such as changes to the corporate tax rate or a material change in the deductibility of interest; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans; the ability to successfully integrate the natural gas businesses following the acquisition of Piedmont Natural Gas Company, Inc. and realize anticipated benefits; and the ability to implement our business strategy.
Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2017
(Dollars in millions, except per-share amounts)

		Special Item
	Reported Earnings	Costs to Achieve Piedmont Merger		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$729	$—		$—		$—	$729
Gas Utilities and Infrastructure	27	—		—		—	27
Commercial Renewables	26	—		—		—	26
Total Reportable Segment Income	782	—		—		—	782
Other	(94)	19	A	—		19	(75)
Discontinued Operations	(2)	—		2	B	2	—
Net Income Attributable to Duke Energy Corporation	$686	$19		$2		$21	$707
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.98	$0.03		$—		$0.03	$1.01

A - Net of $11 million tax benefit. $30 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2017
(Dollars in millions, except per-share amounts)

		Special Item
	Reported Earnings	Costs to Achieve Piedmont Merger		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,364	$—		$—		$—	$1,364
Gas Utilities and Infrastructure	160	—		—		—	160
Commercial Renewables	51	—		—		—	51
Total Reportable Segment Income	1,575	—		—		—	1,575
Other	(171)	29	A	—		29	(142)
Discontinued Operations	(2)	—		2	B	2	—
Net Income Attributable to Duke Energy Corporation	$1,402	$29		$2		$31	$1,433
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$2.00	$0.05		$—		$0.05	$2.05

A - Net of $17 million tax benefit. $45 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$704	$—		$—		$—		$—		$—	$704
Gas Utilities and Infrastructure	16	—		—		—		—		—	16
Commercial Renewables	11	—		—		—		—		—	11
Total Reportable Segment Income	731	—		—		—		—		—	731
International Energy	—	—		—		31	C	—		31	31
Other	(107)	69	A	15	B	—		—		84	(23)
Discontinued Operations	(115)	—		—		(31)	C	146	D	115	—
Net Income Attributable to Duke Energy Corporation	$509	$69		$15		$—		$146		$230	$739
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.74	$0.10		$0.02		$—		$0.21		$0.33	$1.07

A - Net of $42 million tax benefit. Includes $28 million recorded within Operating Expenses and $83 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations. The interest expense primarily relates to losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.
B - Net of $9 million tax benefit. Consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
C - Net of $35 million tax expense. Operating results of the International Disposal Group, which exclude the impairment described below, recorded within Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes an impairment charge related to certain assets in Central America.

Weighted Average Shares Outstanding, Diluted (reported and adjusted) - 690 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,368	$—		$—		$—		$—		$—	$1,368
Gas Utilities and Infrastructure	48	—		—		—		—		—	48
Commercial Renewables	37	—		—		—		—		—	37
Total Reportable Segment Income	1,453	—		—		—		—		—	1,453
International Energy	—	—		—		148	C	—		148	148
Other	(255)	143	A	27	B	—		—		170	(85)
Discontinued Operations	5	—		—		(148)	C	143	D	(5)	—
Net Income Attributable to Duke Energy Corporation	$1,203	$143		$27		$—		$143		$313	$1,516
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.74	$0.21		$0.04		$—		$0.21		$0.46	$2.20

A - Net of $88 million tax benefit. Includes $1 million recorded within Operating Revenues, $47 million recorded within Operating Expenses and $183 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations. The interest expense primarily relates to losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.
B - Net of $17 million tax benefit. Consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
C - Includes $4 million tax benefit. Operating results of the International Disposal Group, which exclude the impairment described below, recorded within Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes an impairment charge related to certain assets in Central America.

Weighted Average Shares Outstanding, Diluted (reported and adjusted) - 689 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
June 2017
(Dollars in Millions)

	Three Months Ended June 30, 2017			Six Months Ended June 30, 2017
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,018			$2,079
Costs to Achieve Piedmont Merger	30			46
Noncontrolling Interests	(3)			(4)
Adjusted Pretax Income	$1,045			$2,121

Reported Income Tax Expense From Continuing Operations	$327	32.1%		$671	32.3%
Costs to Achieve Piedmont Merger	11			17
Adjusted Tax Expense	$338	32.3%	*	$688	32.4%	*

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$877			$1,706
Costs to Achieve Mergers	111			231
Cost Savings Initiatives	24			44
International Energy Operations	66			144
Noncontrolling Interests	—			(3)
Adjusted Pretax Income	$1,078			$2,122

Reported Income Tax Expense From Continuing Operations	$253	28.8%		$505	29.6%
Costs to Achieve Mergers	42			88
Cost Savings Initiatives	9			17
International Energy Operations	35			(4)
Adjusted Tax Expense	$339	31.4%	*	$606	28.6%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

June 2017
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per-share amounts and where noted)	2017	2016	2017	2016
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$0.98	$0.90	$2.00	$1.73
Diluted	$0.98	$0.90	$2.00	$1.73
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$(0.16)	$—	$0.01
Diluted	$—	$(0.16)	$—	$0.01
Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.98	$0.74	$2.00	$1.74
Diluted	$0.98	$0.74	$2.00	$1.74
Weighted average shares outstanding
Basic	700	689	700	689
Diluted	700	690	700	689
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure	$729	$704	$1,364	$1,368
Gas Utilities and Infrastructure(a)	27	16	160	48
Commercial Renewables	26	11	51	37
Total Reportable Segment Income	782	731	1,575	1,453
Other(b)(c)(d)	(94)	(107)	(171)	(255)
(Loss) Income from Discontinued Operations(e)	(2)	(115)	(2)	5
Net Income Attributable to Duke Energy Corporation	$686	$509	$1,402	$1,203

CAPITALIZATION
Total Common Equity (%)			44%	48%
Total Debt (%)			56%	52%

Total Debt			$53,003	$43,823
Book Value Per Share			$58.99	$57.98
Actual Shares Outstanding			700	689
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,571	$1,517	$3,445	$2,956
Gas Utilities and Infrastructure	265	113	607	168
Commercial Renewables	10	142	69	309
Other(f)	37	53	97	96
Total Capital and Investment Expenditures	$1,883	$1,825	$4,218	$3,529

Note: Prior period amounts have been recast to conform to the current segment structure.

(a) Includes $1 million and $100 million of Piedmont's earnings for the three and six months ended June 30, 2017, respectively.
(b) Includes costs to achieve the Piedmont merger of $19 million (net of tax of $11 million) for the three months ended June 30, 2017, and $29 million (net of tax of $17 million) for the six months ended June 30, 2017.

(c) Includes costs to achieve mergers of $69 million (net of tax of $42 million) for the three months ended June 30, 2016, and $143 million (net of tax of $88 million) for the six months ended June 30, 2016.

(d) Includes a charge of $15 million (net of tax of $9 million) for the three months ended June 30, 2016, and $27 million (net of tax of $17 million) for the six months ended June 30, 2016, primarily consisting of severance expense related to cost savings initiatives.

(e) Includes an impairment charge related to certain assets in Central America, partially offset by the operating results of the International Disposal Group for the three and six months ended June 30, 2016.

(f) Includes capital expenditures of the International Disposal Group prior to the sale for the three and six months ended June 30, 2016.

June 2017
QUARTERLY HIGHLIGHTS
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
ELECTRIC UTILITIES AND INFRASTRUCTURE
Operating Revenues	$5,158	$5,001	$10,105	$10,090
Operating Expenses
Fuel used in electric generation and purchased power	1,549	1,509	3,003	3,086
Operation, maintenance and other	1,265	1,230	2,536	2,528
Depreciation and amortization	714	701	1,451	1,410
Property and other taxes	270	263	531	525
Impairment charges	2	1	2	3
Total operating expenses	3,800	3,704	7,523	7,552
Gains on Sales of Other Assets and Other, net	1	1	4	2
Operating Income	1,359	1,298	2,586	2,540
Other Income and Expenses	76	77	155	140
Interest Expense	305	272	620	542
Income Before Income Taxes	1,130	1,103	2,121	2,138
Income Tax Expense	401	399	757	770
Segment Income	$729	$704	$1,364	$1,368
GAS UTILITIES AND INFRASTRUCTURE
Operating Revenues	$301	$99	$971	$269
Operating Expenses
Cost of natural gas	76	9	334	58
Operation, maintenance and other	93	28	198	60
Depreciation and amortization	57	20	114	40
Property and other taxes	26	14	56	32
Total operating expenses	252	71	702	190
Operating Income	49	28	269	79
Other Income and Expenses	20	3	38	6
Interest Expense	26	6	52	13
Income Before Income Taxes	43	25	255	72
Income Tax Expense	16	9	95	24
Segment Income	$27	$16	$160	$48
COMMERCIAL RENEWABLES
Operating Revenues	$110	$112	$238	$226
Operating Expenses
Operation, maintenance and other	58	82	135	155
Depreciation and amortization	38	32	77	62
Property and other taxes	8	6	17	12
Total operating expenses	104	120	229	229
Gains on Sales of Other Assets and Other, net	2	1	4	2
Operating Income (Loss)	8	(7)	13	(1)
Other Income and Expenses	(1)	—	(2)	(2)
Interest Expense	23	12	42	23
Loss Before Income Taxes	(16)	(19)	(31)	(26)
Income Tax Benefit	(42)	(29)	(81)	(62)
Less: Loss Attributable to Noncontrolling Interests	—	(1)	(1)	(1)
Segment Income	$26	$11	$51	$37
OTHER
Operating Revenues	$35	$30	$68	$59
Operating Expenses
Fuel used in electric generation and purchased power	14	12	29	23
Operation, maintenance and other	18	39	26	75
Depreciation and amortization	26	37	52	71
Property and other taxes	4	8	7	17
Impairment charges	7	—	7	2
Total operating expenses	69	96	121	188
Gains on Sales of Other Assets and Other, net	6	6	11	11
Operating Loss	(28)	(60)	(42)	(118)
Other Income and Expenses	28	19	49	36
Interest Expense	139	191	273	396
Loss Before Income Taxes	(139)	(232)	(266)	(478)
Income Tax Benefit	(48)	(126)	(100)	(227)
Less: Income Attributable to Noncontrolling Interests	3	1	5	4
Other Net Expense	$(94)	$(107)	$(171)	$(255)

Note: Prior period amounts have been recast to conform to the current segment structure.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating Revenues
Regulated electric	$5,118	$4,965	$10,031	$10,018
Regulated natural gas	275	97	921	266
Nonregulated electric and other	162	151	332	306
Total operating revenues	5,555	5,213	11,284	10,590
Operating Expenses
Fuel used in electric generation and purchased power	1,541	1,521	2,990	3,109
Cost of natural gas	76	9	334	58
Operation, maintenance and other	1,407	1,351	2,840	2,767
Depreciation and amortization	835	790	1,694	1,583
Property and other taxes	307	290	611	585
Impairment charges	9	1	9	4
Total operating expenses	4,175	3,962	8,478	8,106
Gains on Sales of Other Assets and Other, net	7	8	18	15
Operating Income	1,387	1,259	2,824	2,499
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	36	15	65	23
Other income and expenses, net	81	81	167	151
Total other income and expenses	117	96	232	174
Interest Expense	486	478	977	967
Income From Continuing Operations Before Income Taxes	1,018	877	2,079	1,706
Income Tax Expense from Continuing Operations	327	253	671	505
Income From Continuing Operations	691	624	1,408	1,201
(Loss) Income From Discontinued Operations, net of tax	(2)	(112)	(2)	10
Net Income	689	512	1,406	1,211
Less: Net Income Attributable to Noncontrolling Interests	3	3	4	8
Net Income Attributable to Duke Energy Corporation	$686	$509	$1,402	$1,203

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$0.98	$0.90	$2.00	$1.73
Diluted	$0.98	$0.90	$2.00	$1.73
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$(0.16)	$—	$0.01
Diluted	$—	$(0.16)	$—	$0.01
Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.98	$0.74	$2.00	$1.74
Diluted	$0.98	$0.74	$2.00	$1.74
Weighted average shares outstanding
Basic	700	689	700	689
Diluted	700	690	700	689

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$298	$392
Receivables (net of allowance for doubtful accounts of $13 at 2017 and $14 at 2016)	498	751
Receivables of VIEs (net of allowance for doubtful accounts of $56 at 2017 and $54 at 2016)	1,880	1,893
Inventory	3,369	3,522
Regulatory assets (includes $52 at 2017 and $50 at 2016 related to VIEs)	1,192	1,023
Other	436	458
Total current assets	7,673	8,039
Property, Plant and Equipment
Cost	124,439	121,397
Accumulated depreciation and amortization	(40,522)	(39,406)
Generation facilities to be retired, net	487	529
Net property, plant and equipment	84,404	82,520
Other Noncurrent Assets
Goodwill	19,425	19,425
Regulatory assets (includes $1,121 at 2017 and $1,142 at 2016 related to VIEs)	12,808	12,878
Nuclear decommissioning trust funds	6,601	6,205
Investments in equity method unconsolidated affiliates	1,267	925
Other	2,826	2,769
Total other noncurrent assets	42,927	42,202
Total Assets	$135,004	$132,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,177	$2,994
Notes payable and commercial paper	3,488	2,487
Taxes accrued	432	384
Interest accrued	506	503
Current maturities of long-term debt (includes $212 at 2017 and $260 at 2016 related to VIEs)	3,472	2,319
Asset retirement obligations	397	411
Regulatory liabilities	286	409
Other	1,708	2,044
Total current liabilities	12,466	11,551
Long-Term Debt (includes $4,018 at 2017 and $3,587 at 2016 related to VIEs)	46,043	45,576
Other Noncurrent Liabilities
Deferred income taxes	14,695	14,155
Asset retirement obligations	10,165	10,200
Regulatory liabilities	7,048	6,881
Accrued pension and other post-retirement benefit costs	1,108	1,111
Investment tax credits	534	493
Other	1,651	1,753
Total other noncurrent liabilities	35,201	34,593
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 700 million shares outstanding at 2017 and 2016	1	1
Additional paid-in capital	38,758	38,741
Retained earnings	2,607	2,384
Accumulated other comprehensive loss	(82)	(93)
Total Duke Energy Corporation stockholders' equity	41,284	41,033
Noncontrolling interests	10	8
Total equity	41,294	41,041
Total Liabilities and Equity	$135,004	$132,761

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,406	$1,211
Adjustments to reconcile net income to net cash provided by operating activities	1,350	2,014
Net cash provided by operating activities	2,756	3,225

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(4,324)	(3,608)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,474	202

Changes in cash and cash equivalents included in assets held for sale	—	79

Net decrease in cash and cash equivalents	(94)	(102)
Cash and cash equivalents at the beginning of period	392	383
Cash and cash equivalents at end of period	$298	$281

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2017 QTD vs. Prior Year

($ per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
2016 QTD Reported Earnings Per Share, Diluted	$1.02	$0.02	$0.02	$—	$(0.16)	$(0.16)	$0.74
Costs to Achieve Mergers	—	—	—	—	0.10	—	0.10
Cost Savings Initiatives	—	—	—	—	0.02	—	0.02
International Energy Operations	—	—	—	0.05	—	(0.05)	—
Discontinued Operations (a)	—	—	—	—	—	0.21	0.21
2016 QTD Adjusted Earnings Per Share, Diluted	$1.02	$0.02	$0.02	$0.05	$(0.04)	$—	$1.07
Change in share count (b)	(0.01)	—	—	—	—	—	(0.01)
Weather	(0.05)	—	—	—	—	—	(0.05)
Retail Volumes	0.03	—	—	—	—	—	0.03
Pricing and Riders (c)	0.05	—	—	—	—	—	0.05
Wholesale	—	—	—	—	—	—	—
Operations and maintenance, net of recoverables	0.01	—	—	—	—	—	0.01
Piedmont Natural Gas contribution	—	—	—	—	—	—	—
Midstream Gas Pipelines	—	0.02	—	—	—	—	0.02
Duke Energy Renewables (d)	—	—	0.02	—	—	—	0.02
National Methanol Company (NMC)	—	—	—	—	0.01	—	0.01
Interest Expense	(0.02)	—	—	—	(0.03)	—	(0.05)
Other (e)	—	—	—	—	—	—	—
Change in effective income tax rate (f)	0.01	—	—	0.02	(0.05)	—	(0.02)
Latin America, including foreign exchange rates	—	—	—	(0.07)	—	—	(0.07)
2017 QTD Adjusted Earnings Per Share, Diluted	$1.04	$0.04	$0.04	$—	$(0.11)	$—	$1.01
Costs to Achieve Piedmont Merger	—	—	—	—	(0.03)	—	(0.03)
2017 QTD Reported Earnings Per Share, Diluted	$1.04	$0.04	$0.04	$—	$(0.14)	$—	$0.98

Note 1: Prior period amounts have been recast to conform to the current segment structure. Results of NMC are included within Other.
Note 2: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Duke Energy Renewables, which uses an effective rate.

(a) Represents an impairment charge related to certain assets in Central America that were sold in 2016.
(b) Due to the Q4 2016 share issuance used to partially fund the Piedmont acquisition. Weighted average diluted shares outstanding increased from 690 million shares to 700 million shares.
(c) Primarily due to the DEP South Carolina rate case, the generation base rate adjustment at DEF, and favorable energy efficiency riders.
(d) Primarily due to improved wind resources and new projects placed in service (+$0.03), partially offset by lower solar ITCs in the current year (-$0.01).
(e) Electric Utilities and Infrastructure is primarily due to higher AFUDC Equity (+$0.02) offset by higher depreciation, amortization and other (-$0.02).
(f) Other is driven by a prior year favorable tax resolution (-$0.04).

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2017 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
($ per share)
2016 YTD Reported Earnings Per Share, Diluted	$1.99	$0.07	$0.05	$—	$(0.37)	$—	$1.74
Costs to Achieve Mergers	—	—	—	—	0.21	—	0.21
Cost Savings Initiatives	—	—	—	—	0.04	—	0.04
International Energy Operations	—	—	—	0.21	—	(0.21)	—
Discontinued Operations (a)	—	—	—	—	—	0.21	0.21
2016 YTD Adjusted Earnings Per Share, Diluted	$1.99	$0.07	$0.05	$0.21	$(0.12)	$—	$2.20
Change in share count (b)	(0.03)	—	—	—	—	—	(0.03)
Weather	(0.19)	—	—	—	—	—	(0.19)
Retail Volumes	0.04	—	—	—	—	—	0.04
Pricing and Riders (c)	0.08	—	—	—	—	—	0.08
Wholesale	—	—	—	—	—	—	—
Operations and maintenance, net of recoverables (d)	0.09	—	—	—	—	—	0.09
Piedmont Natural Gas contribution	—	0.14	—	—	—	—	0.14
Midstream Gas Pipelines	—	0.02	—	—	—	—	0.02
Duke Energy Renewables (e)	—	—	0.02	—	—	—	0.02
National Methanol Company (NMC)	—	—	—	—	0.02	—	0.02
Interest Expense	(0.06)	—	—	—	(0.05)	—	(0.11)
Other (f)	0.04	—	—	—	0.02	—	0.06
Change in effective income tax rate (g)	(0.01)	—	—	(0.08)	(0.07)	—	(0.16)
Latin America, including foreign exchange rates	—	—	—	(0.13)	—	—	(0.13)
2017 YTD Adjusted Earnings Per Share, Diluted	$1.95	$0.23	$0.07	$—	$(0.20)	$—	$2.05
Cost to Achieve Piedmont Merger	—	—	—	—	(0.05)	—	(0.05)
2017 YTD Reported Earnings Per Share, Diluted	$1.95	$0.23	$0.07	$—	$(0.25)	$—	$2.00

Note 1: Prior period amounts have been recast to conform to the current segment structure. Results of NMC are included within Other.
Note 2: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Duke Energy Renewables, which uses an effective rate.

(a) Represents an impairment charge related to certain assets in Central America that were sold in 2016.
(b) Due to the Q4 2016 share issuance used to partially fund the Piedmont acquisition. Weighted average diluted shares outstanding increased from 689 million shares to 700 million shares.
(c) Primarily due the DEP South Carolina rate case, the generation base rate adjustment at DEF, and favorable energy efficiency riders.
(d) Primarily due to ongoing cost control and lower storm restoration costs.
(e) Primarily due to improved wind resources and new projects placed in service (+$0.03), partially offset by lower solar ITCs in the current year (-$0.01).
(f) Electric Utilities and Infrastructure is primarily due to higher AFUDC equity (+$0.05), partially offset by higher depreciation, amortization and other (-$0.02).
(g) Other is driven by a prior year favorable tax resolution ($-0.04).

Electric Utilities and Infrastructure
Quarterly Highlights
June 2017

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	18,061	17,685	2.1%	2.5%	38,126	39,347	(3.1%)	0.8%
General Service	18,774	18,673	0.5%	0.4%	36,323	36,523	(0.5%)	0.4%
Industrial	13,096	13,021	0.6%	0.7%	25,401	25,293	0.4%	0.7%
Other Energy Sales	141	145	(2.8%)		285	291	(2.1%)
Unbilled Sales	1,397	2,125	(34.3%)	n/a	462	1,781	(74.1%)	n/a
Total Retail Sales	51,469	51,649	(0.3%)	1.2%	100,597	103,235	(2.6%)	0.6%
Wholesale and Other	9,949	10,536	(5.6%)		19,811	21,681	(8.6%)
Total Consolidated Electric Sales - Electric Utilities and Infrastructure	61,418	62,185	(1.2%)		120,408	124,916	(3.6%)

Average Number of Customers (Electric)
Residential	6,523,982	6,438,062	1.3%		6,517,331	6,431,744	1.3%
General Service	972,127	961,364	1.1%		970,512	959,423	1.2%
Industrial	17,730	17,864	(0.8%)		17,739	17,900	(0.9%)
Other Energy Sales	23,298	23,099	0.9%		23,251	23,106	0.6%
Total Retail Customers	7,537,137	7,440,389	1.3%		7,528,833	7,432,173	1.3%
Wholesale and Other	58	65	(10.8%)		59	64	(7.8%)
Total Average Number of Customers - Electric Utilities and Infrastructure	7,537,195	7,440,454	1.3%		7,528,892	7,432,237	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	18,257	15,768	15.8%		35,196	33,702	4.4%
Nuclear	18,158	18,609	(2.4%)		35,899	36,608	(1.9%)
Hydro	628	324	93.8%		829	1,371	(39.5%)
Oil and Natural Gas	14,364	14,784	(2.8%)		28,595	30,867	(7.4%)
Renewable Energy	128	45	184.4%		203	98	107.1%
Total Generation (4)	51,535	49,530	4.0%		100,722	102,646	(1.9%)
Purchased Power and Net Interchange (5)	13,146	16,139	(18.5%)		25,714	28,652	(10.3%)
Total Sources of Energy	64,681	65,669	(1.5%)		126,436	131,298	(3.7%)
Less: Line Loss and Other	3,263	3,484	(6.3%)		6,028	6,382	(5.5%)
Total GWh Sources	61,418	62,185	(1.2%)		120,408	124,916	(3.6%)

Owned MW Capacity (3)
Summer					49,387	49,666
Winter					53,091	52,837
Nuclear Capacity Factor (%) (6)					93	96

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2017

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	5,841	5,671	3.0%		12,712	13,251	(4.1%)
General Service	7,005	6,934	1.0%		13,532	13,598	(0.5%)
Industrial	5,572	5,545	0.5%		10,634	10,623	0.1%
Other Energy Sales	75	76	(1.3%)		151	152	(0.7%)
Unbilled Sales	200	685	(70.8%)		(32)	690	(104.6%)
Total Retail Sales	18,693	18,911	(1.2%)	1.0%	36,997	38,314	(3.4%)	0.4%
Wholesale and Other	2,550	1,846	38.1%		5,027	4,068	23.6%
Total Consolidated Electric Sales - Duke Energy Carolinas	21,243	20,757	2.3%		42,024	42,382	(0.8%)

Average Number of Customers
Residential	2,176,676	2,143,608	1.5%		2,173,011	2,141,071	1.5%
General Service	353,269	348,878	1.3%		352,521	348,103	1.3%
Industrial	6,239	6,301	(1.0%)		6,245	6,317	(1.1%)
Other Energy Sales	15,365	15,153	1.4%		15,331	15,143	1.2%
Total Retail Customers	2,551,549	2,513,940	1.5%		2,547,108	2,510,634	1.5%
Wholesale and Other	25	25	—%		25	24	4.2%
Total Average Number of Customers - Duke Energy Carolinas	2,551,574	2,513,965	1.5%		2,547,133	2,510,658	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,906	5,082	35.9%		12,492	10,661	17.2%
Nuclear	11,027	10,809	2.0%		22,063	21,802	1.2%
Hydro	384	112	242.9%		437	837	(47.8%)
Oil and Natural Gas	2,366	2,691	(12.1%)		5,060	5,677	(10.9%)
Renewable Energy	41	4	925.0%		50	7	614.3%
Total Generation (4)	20,724	18,698	10.8%		40,102	38,984	2.9%
Purchased Power and Net Interchange (5)	1,816	3,448	(47.3%)		4,299	6,067	(29.1%)
Total Sources of Energy	22,540	22,146	1.8%		44,401	45,051	(1.4%)
Less: Line Loss and Other	1,297	1,389	(6.6%)		2,377	2,669	(10.9%)
Total GWh Sources	21,243	20,757	2.3%		42,024	42,382	(0.8%)

Owned MW Capacity (3)
Summer					19,568	19,678
Winter					20,425	20,383
Nuclear Capacity Factor (%) (6)					95	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	131	200	(34.5%)		1,422	1,861	(23.6%)
Cooling Degree Days	524	570	(8.1%)		534	589	(9.3%)

Variance from Normal
Heating Degree Days	(40.5%)	(9.5%)	n/a		(27.7%)	(6.3%)	n/a
Cooling Degree Days	6.3%	17.3%	n/a		7.2%	19.6%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2017

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	3,705	3,597	3.0%		8,338	8,597	(3.0%)
General Service	3,723	3,680	1.2%		7,272	7,340	(0.9%)
Industrial	2,602	2,547	2.2%		5,091	4,986	2.1%
Other Energy Sales	20	22	(9.1%)		41	46	(10.9%)
Unbilled Sales	448	345	29.9%		(52)	210	(124.8%)
Total Retail Sales	10,498	10,191	3.0%	2.5%	20,690	21,179	(2.3%)	0.8%
Wholesale and Other	5,064	6,638	(23.7%)		10,509	12,799	(17.9%)
Total Consolidated Electric Sales - Duke Energy Progress	15,562	16,829	(7.5%)		31,199	33,978	(8.2%)

Average Number of Customers
Residential	1,307,337	1,289,306	1.4%		1,304,901	1,287,593	1.3%
General Service	231,713	228,717	1.3%		231,059	228,120	1.3%
Industrial	4,132	4,137	(0.1%)		4,130	4,148	(0.4%)
Other Energy Sales	1,456	1,542	(5.6%)		1,459	1,571	(7.1%)
Total Retail Customers	1,544,638	1,523,702	1.4%		1,541,549	1,521,432	1.3%
Wholesale and Other	14	15	(6.7%)		14	15	(6.7%)
Total Average Number of Customers - Duke Energy Progress	1,544,652	1,523,717	1.4%		1,541,563	1,521,447	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,593	2,328	(31.6%)		3,237	4,435	(27.0%)
Nuclear	7,131	7,800	(8.6%)		13,836	14,806	(6.6%)
Hydro	198	125	58.4%		301	378	(20.4%)
Oil and Natural Gas	4,876	5,623	(13.3%)		10,712	12,095	(11.4%)
Renewable Energy	72	41	75.6%		134	91	47.3%
Total Generation (4)	13,870	15,917	(12.9%)		28,220	31,805	(11.3%)
Purchased Power and Net Interchange (5)	2,162	1,497	44.4%		3,986	3,262	22.2%
Total Sources of Energy	16,032	17,414	(7.9%)		32,206	35,067	(8.2%)
Less: Line Loss and Other	470	585	(19.7%)		1,007	1,089	(7.5%)
Total GWh Sources	15,562	16,829	(7.5%)		31,199	33,978	(8.2%)

Owned MW Capacity (3)
Summer					12,777	12,935
Winter					13,987	14,034
Nuclear Capacity Factor (%) (6)					90	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	83	179	(53.6%)		1,286	1,693	(24.0%)
Cooling Degree Days	647	576	12.3%		657	612	7.4%

Variance from Normal
Heating Degree Days	(55.7%)	(5.3%)	n/a		(28.7%)	(6.9%)	n/a
Cooling Degree Days	21.1%	8.7%	n/a		20.8%	13.3%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2017

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,944	4,872	1.5%		8,768	9,045	(3.1%)
General Service	3,803	3,820	(0.4%)		7,057	7,061	(0.1%)
Industrial	787	812	(3.1%)		1,542	1,564	(1.4%)
Other Energy Sales	6	6	—%		12	12	—%
Unbilled Sales	497	669	(25.7%)		653	658	(0.8%)
Total Retail Sales	10,037	10,179	(1.4%)	0.9%	18,032	18,340	(1.7%)	1.9%
Wholesale and Other	703	467	50.5%		1,013	762	32.9%
Total Electric Sales - Duke Energy Florida	10,740	10,646	0.9%		19,045	19,102	(0.3%)

Average Number of Customers
Residential	1,569,855	1,546,606	1.5%		1,566,947	1,544,081	1.5%
General Service	198,307	195,356	1.5%		197,864	195,032	1.5%
Industrial	2,146	2,182	(1.6%)		2,151	2,192	(1.9%)
Other Energy Sales	1,518	1,536	(1.2%)		1,521	1,536	(1.0%)
Total Retail Customers	1,771,826	1,745,680	1.5%		1,768,483	1,742,841	1.5%
Wholesale and Other	13	15	(13.3%)		14	15	(6.7%)
Total Average Number of Customers - Duke Energy Florida	1,771,839	1,745,695	1.5%		1,768,497	1,742,856	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,835	2,331	21.6%		4,952	3,782	30.9%
Oil and Natural Gas	6,664	5,638	18.2%		12,012	11,761	2.1%
Renewable Energy	4	—	n/a		8	—	n/a
Total Generation (4)	9,503	7,969	19.2%		16,972	15,543	9.2%
Purchased Power and Net Interchange (5)	1,753	3,130	(44.0%)		3,049	4,639	(34.3%)
Total Sources of Energy	11,256	11,099	1.4%		20,021	20,182	(0.8%)
Less: Line Loss and Other	516	453	13.9%		976	1,080	(9.6%)
Total GWh Sources	10,740	10,646	0.9%		19,045	19,102	(0.3%)

Owned MW Capacity (3)
Summer					9,225	8,848
Winter					10,332	9,735

Heating and Cooling Degree Days
Actual
Heating Degree Days	1	—	—%		177	401	(55.9%)
Cooling Degree Days	1,079	1,112	(3.0%)		1,352	1,311	3.1%

Variance from Normal
Heating Degree Days	(94.1%)	(100.0%)	n/a		(54.8%)	1.1%	n/a
Cooling Degree Days	4.5%	8.0%	n/a		11.2%	7.9%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2017

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	1,777	1,747	1.7%		4,030	4,067	(0.9%)
General Service	2,267	2,278	(0.5%)		4,524	4,575	(1.1%)
Industrial	1,464	1,457	0.5%		2,905	2,901	0.1%
Other Energy Sales	27	28	(3.6%)		55	55	—%
Unbilled Sales	132	212	(37.7%)		(69)	120	(157.5%)
Total Retail Sales	5,667	5,722	(1.0%)	0.8%	11,445	11,718	(2.3%)	(0.2%)
Wholesale and Other	234	74	216.2%		515	185	178.4%
Total Electric Sales - Duke Energy Ohio	5,901	5,796	1.8%		11,960	11,903	0.5%

Average Number of Customers
Residential	758,460	752,249	0.8%		758,962	752,718	0.8%
General Service	87,787	87,543	0.3%		87,965	87,491	0.5%
Industrial	2,499	2,517	(0.7%)		2,504	2,523	(0.8%)
Other Energy Sales	3,302	3,254	1.5%		3,292	3,250	1.3%
Total Retail Customers	852,048	845,563	0.8%		852,723	845,982	0.8%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers - Duke Energy Ohio	852,049	845,564	0.8%		852,724	845,983	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,023	536	90.9%		2,226	1,464	52.0%
Oil and Natural Gas	6	10	(40.0%)		7	11	(36.4%)
Total Generation (4)	1,029	546	88.5%		2,233	1,475	51.4%
Purchased Power and Net Interchange (5)	5,446	5,931	(8.2%)		10,912	11,486	(5.0%)
Total Sources of Energy	6,475	6,477	—%		13,145	12,961	1.4%
Less: Line Loss and Other	574	681	(15.7%)		1,185	1,058	12.0%
Total GWh Sources	5,901	5,796	1.8%		11,960	11,903	0.5%

Owned MW Capacity (3)
Summer					1,076	1,062
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	313	475	(34.1%)		2,357	2,824	(16.5%)
Cooling Degree Days	332	372	(10.8%)		333	372	(10.5%)

Variance from Normal
Heating Degree Days	(30.4%)	5.8%	n/a		(22.1%)	(7.2%)	n/a
Cooling Degree Days	1.2%	14.5%	n/a		0.5%	13.3%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2017

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	1,794	1,798	(0.2%)		4,278	4,387	(2.5%)
General Service	1,976	1,961	0.8%		3,938	3,949	(0.3%)
Industrial	2,671	2,660	0.4%		5,229	5,219	0.2%
Other Energy Sales	13	13	—%		26	26	—%
Unbilled Sales	120	214	(43.9%)		(38)	103	(136.9%)
Total Retail Sales	6,574	6,646	(1.1%)	0.6%	13,433	13,684	(1.8%)	(0.1%)
Wholesale and Other	1,398	1,511	(7.5%)		2,747	3,867	(29.0%)
Total Electric Sales - Duke Energy Indiana	7,972	8,157	(2.3%)		16,180	17,551	(7.8%)

Average Number of Customers
Residential	711,654	706,293	0.8%		713,510	706,281	1.0%
General Service	101,051	100,870	0.2%		101,103	100,677	0.4%
Industrial	2,714	2,727	(0.5%)		2,709	2,720	(0.4%)
Other Energy Sales	1,657	1,614	2.7%		1,648	1,606	2.6%
Total Retail Customers	817,076	811,504	0.7%		818,970	811,284	0.9%
Wholesale and Other	5	9	(44.4%)		5	9	(44.4%)
Total Average Number of Customers - Duke Energy Indiana	817,081	811,513	0.7%		818,975	811,293	0.9%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	5,900	5,491	7.4%		12,289	13,360	(8.0%)
Hydro	46	87	(47.1%)		91	156	(41.7%)
Oil and Natural Gas	452	822	(45.0%)		804	1,323	(39.2%)
Renewable Energy	11	—	n/a		11	—	n/a
Total Generation (4)	6,409	6,400	0.1%		13,195	14,839	(11.1%)
Purchased Power and Net Interchange (5)	1,969	2,133	(7.7%)		3,468	3,198	8.4%
Total Sources of Energy	8,378	8,533	(1.8%)		16,663	18,037	(7.6%)
Less: Line Loss and Other	406	376	8.0%		483	486	(0.6%)
Total GWh Sources	7,972	8,157	(2.3%)		16,180	17,551	(7.8%)

Owned MW Capacity (3)
Summer					6,741	7,143
Winter					7,183	7,521

Heating and Cooling Degree Days
Actual
Heating Degree Days	372	522	(28.7%)		2,580	3,043	(15.2%)
Cooling Degree Days	323	376	(14.1%)		323	376	(14.1%)

Variance from Normal
Heating Degree Days	(24.6%)	6.1%	n/a		(20.8%)	(7.0%)	n/a
Cooling Degree Days	(2.2%)	14.6%	n/a		(3.1%)	13.4%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
June 2017

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	2017	2016	% Inc.(Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1) (2)	94,013,754	105,896,652	(11.2%)	227,290,541	261,343,238	(13.0%)
Duke Energy Midwest LDC throughput (Mcf)	12,204,767	12,714,127	(4.0%)	43,035,766	47,455,646	(9.3%)

Average Number of Customers - Piedmont Natural Gas (1)
Residential	952,716	936,622	1.7%	953,800	938,346	1.6%
Commercial	101,138	100,211	0.9%	101,378	100,467	0.9%
Industrial	2,295	2,295	—%	2,317	2,298	0.8%
Power Generation	26	25	4.0%	26	25	4.0%
Total Average Number of Gas Customers - Piedmont Natural Gas	1,056,175	1,039,153	1.6%	1,057,521	1,041,136	1.6%

Average Number of Customers - Duke Energy Midwest
Residential	481,716	477,813	0.8%	482,905	479,166	0.8%
Commercial	42,816	42,898	(0.2%)	44,077	44,061	—%
Industrial	1,564	1,601	(2.3%)	1,617	1,650	(2.0%)
Other	140	143	(2.1%)	140	143	(2.1%)
Total Average Number of Gas Customers - Duke Energy Midwest	526,236	522,455	0.7%	528,739	525,020	0.7%

(1) Sales and customer data for Piedmont Natural Gas include amounts prior to the acquisition on October 3, 2016, for comparative purposes. Duke Energy's consolidated financial results for 2016 do not include Piedmont's results of operations prior to the date of acquisition.

(2) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
June 2017

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Inc.(Dec.)	2017	2016	% Inc.(Dec.)
Renewable Plant Production, GWh	2,231	1,758	26.9%	4,516	3,818	18.3%
Net Proportional MW Capacity in Operation	n/a	n/a		2,908	1,978	47.0%